   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 1996



                                                      REGISTRATION NO. 333-09919

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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            ENRON OIL & GAS COMPANY
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                          47-0684736
           (State or other jurisdiction                             (I.R.S. Employer
         of incorporation or organization)                         Identification No.)

                    1400 SMITH STREET, HOUSTON, TEXAS 77002
                          TELEPHONE NO. (713) 853-6161
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                           BARRY HUNSAKER, JR., ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            ENRON OIL & GAS COMPANY
                               1400 SMITH STREET
                              HOUSTON, TEXAS 77002
                                 (713) 853-6161
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                   Copies to:

               GARY W. ORLOFF, ESQ.                                REX R. ROGERS, ESQ.
           BRACEWELL & PATTERSON, L.L.P.                        ASSISTANT GENERAL COUNSEL
      SOUTH TOWER PENNZOIL PLACE, SUITE 2900                           ENRON CORP.
               711 LOUISIANA STREET                           1400 SMITH STREET, ROOM 4842
               HOUSTON, TEXAS 77002                               HOUSTON, TEXAS 77002

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of this Registration Statement as determined in light of market conditions and other factors.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------
                        CALCULATION OF REGISTRATION FEE


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- -----------------------------------------------------------------------------------------------------------
                                                            PROPOSED         PROPOSED
                                            AMOUNT           MAXIMUM          MAXIMUM         AMOUNT OF
TITLE OF EACH CLASS OF                       TO BE       OFFERING PRICE      AGGREGATE      REGISTRATION
SECURITIES TO BE REGISTERED               REGISTERED        PER UNIT     OFFERING PRICE(1)        FEE
- -----------------------------------------------------------------------------------------------------------
Debt Securities
Common Stock, $.01 par value                  (2)              (2)         $150,000,000      $51,725(3)
- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purposes of calculating the registration fee.
(2) Not applicable pursuant to Form S-3 General Instruction II. D under the Securities Act of 1933.

(3) Previously paid.

                            ------------------------
     THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT CONTAINS A COMBINED PROSPECTUS THAT ALSO RELATES TO $250,000,000 OF OTHER SECURITIES REGISTERED ON FORM S-3, REGISTRATION STATEMENT NO. 33-42620, WHICH WAS DECLARED EFFECTIVE ON SEPTEMBER 27, 1991 (THE "PREVIOUSLY REGISTERED SECURITIES"). THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT
NO. 1 TO REGISTRATION STATEMENT NO. 33-42620, PURSUANT TO WHICH THE TOTAL AMOUNT OF UNSOLD PREVIOUSLY REGISTERED SECURITIES REGISTERED ON REGISTRATION STATEMENT NO. 33-42620, WITHOUT LIMITATION AS TO CLASS OF SECURITIES, MAY BE OFFERED AND SOLD AS DEBT SECURITIES AND/OR COMMON STOCK TOGETHER WITH THE SECURITIES REGISTERED HEREUNDER THROUGH THE USE OF THE COMBINED PROSPECTUS INCLUDED HEREIN. IN THE EVENT SUCH PREVIOUSLY REGISTERED SECURITIES ARE OFFERED AND SOLD PRIOR TO THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, THE AMOUNT OF SUCH PREVIOUSLY REGISTERED SECURITIES SO SOLD WILL NOT BE INCLUDED IN THE PROSPECTUS HEREUNDER.
IN ACCORDANCE WITH RULE 429(b), THE AMOUNT OF THE PREVIOUSLY PAID FILING FEE ASSOCIATED WITH THE PREVIOUSLY REGISTERED SECURITIES WAS $62,500.
- --------------------------------------------------------------------------------
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


PROSPECTUS


                            ENRON OIL & GAS COMPANY

                                  $400,000,000

                                DEBT SECURITIES
                                  COMMON STOCK

                            ------------------------


     Enron Oil & Gas Company (the "Company") may offer from time to time its unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"). The Company and/or Enron Corp. (the "Selling Stockholder") may also offer and sell from time to time shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"). The aggregate initial offering price of the Debt Securities and the Common Stock to be offered by the Company and Common Stock to be offered by the Selling Stockholder hereby (the "Securities") will not exceed $400,000,000. The Securities may be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and, to the extent required, set forth in a Prospectus Supplement.


     The Debt Securities may be offered as separate series. The terms of each series of Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, rate or rates and time or times of payment of any interest, any terms for optional or mandatory redemption, which may include redemption at the option of holders upon the occurrence of certain events, or payment of additional amounts or any sinking fund provisions, and any other specific terms in connection with the offering and sale of such series (the "Offered Debt Securities") will be set forth in a Prospectus Supplement.


     The Securities may be sold directly by the Company or the Selling Stockholder to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution". If any underwriters are involved in the sale of any Securities in respect of which this Prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the Company from such sale also will be set forth in a Prospectus Supplement. The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Stockholder. Enron Corp. currently owns approximately 58% of the outstanding Common Stock.



     The Common Stock is listed on the New York Stock Exchange under the symbol "EOG". On September 9, 1996, the last reported sale price of Common Stock on the New York Stock Exchange Composite Tape was $26.00 per share.



                            ------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


               THE DATE OF THIS PROSPECTUS IS SEPTEMBER   , 1996

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates, or from the site maintained by the Commission on the Internet World Wide Web at http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange, Inc. ("NYSE"), and reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the NYSE at 20 Broad Street, New York, New York 10005.


     This Prospectus constitutes a part of Registration Statements on Form S-3 (collectively, together with all amendments and exhibits thereto, the "Registration Statements") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statements and to the exhibits relating thereto for further information with respect to the Company and the Securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statements or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

                             ---------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the year ended December 31, 1995, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, and the description of the Common Stock contained in the Registration Statement on Form 8-A declared effective on October 3, 1989, are incorporated herein by reference.

     Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities pursuant hereto shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests should be directed to Secretary, Enron Oil & Gas Company, at its principal executive offices, 1400 Smith Street, Houston, Texas 77002 (telephone:
713-853-6161).
                             ---------------------

     IN CONNECTION WITH THIS OFFERING, UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                            BUSINESS OF THE COMPANY

GENERAL

     The Company, a Delaware corporation organized in 1985, is engaged in the exploration for, and the development, production and marketing of, natural gas and crude oil primarily in major producing basins in the United States, as well as in Canada, Trinidad and India and, to a lesser extent, selected other international areas. At December 31, 1995, the Company's estimated net proved natural gas reserves were 3,343 billion cubic feet ("Bcf"), including 1,180 Bcf of proved undeveloped methane reserves in the Big Piney deep Paleozoic formations and amounts related to a volumetric production payment, and the Company's estimated net proved crude oil, condensate and natural gas liquids reserves were 50 million barrels. At such date, approximately 78% of the Company's reserves (on a natural gas equivalent basis) was located in the United States, 10% in Canada, 8% in Trinidad and 4% in India.


     Unless the context requires otherwise, as used in this Prospectus the "Company" shall mean Enron Oil & Gas Company and its subsidiaries.


EXPLORATION AND PRODUCTION

  NORTH AMERICAN OPERATIONS

     The Company's seven principal United States producing areas are the Big Piney area in northwest Wyoming, South Texas area, East Texas area, Offshore Gulf of Mexico area, Canyon Trend area in West Texas, Pitchfork Ranch area in southeast New Mexico and Vernal area in northeast Utah. Properties in these areas are substantially all operated by the Company, and comprised approximately 67% of the Company's United States reserves (on a natural gas equivalent basis) and 90% of the Company's maximum United States net natural gas deliverability as of December 31, 1995.

     The Company's other United States natural gas and crude oil producing properties are located primarily in other areas of Texas, Utah, New Mexico, Oklahoma, California and Kansas.

     At December 31, 1995, 95% of the Company's proved United States reserves (on a natural gas equivalent basis) was natural gas and 5% was crude oil, condensate and natural gas liquids. A substantial portion of the Company's United States natural gas reserves is in long-lived fields with well-established production histories. The Company believes that opportunities exist to increase production in many of these fields through continued infill and other development drilling.

     The Company also has natural gas and crude oil producing properties located in Western Canada, primarily in the provinces of Alberta, Saskatchewan and Manitoba.

  OUTSIDE NORTH AMERICA OPERATIONS

     The Company has operations offshore Trinidad and India, was recently awarded by Venezuela the rights to pursue development of reserves on the Gulf of Paria East Block offshore the eastern state of Sucre, and is conducting exploration in selected other international areas. Properties offshore Trinidad and India comprised 100% of the Company's proved reserves and production outside of North America at year end 1995.

MARKETING

     Wellhead Marketing. The Company's North America wellhead natural gas production is currently being sold on the spot market and under long-term natural gas contracts at market responsive prices. In many instances, the long-term contract prices closely approximate the prices received for natural gas being sold on the spot market. Wellhead natural gas volumes from Trinidad are sold at prices that are based on a fixed price schedule with annual escalations. Natural gas volumes in India will be sold to the Gas Authority of India, Ltd. under a take-or-pay contract at a price linked to a basket of world market fuel oil quotations with floor and ceiling limits. Approximately 30% of the Company's wellhead natural gas production is currently being sold to pipeline and marketing subsidiaries of Enron Corp. The Company believes that the terms of its transactions and agreements with Enron Corp. and/or its affiliates are and intends that future such transactions and agreements will be at least as favorable to the Company as could be obtained from third parties.

     Substantially all of the Company's wellhead crude oil and condensate is sold under various terms and arrangements at market responsive prices.


     Other Marketing. Enron Oil & Gas Marketing, Inc. ("EOGM"), a wholly-owned subsidiary of the Company, is a marketing company engaging in various marketing activities. Both the Company and EOGM contract to provide, under short-term and long-term agreements, natural gas to various purchasers and then aggregate the necessary supplies for the sales with purchases from various sources including third-party producers, marketing companies, pipelines or from the Company's own production. In addition, EOGM has purchased and constructed several small gathering systems in order to facilitate its entry into the gathering business on a limited basis. Both the Company and EOGM utilize other short-term and long-term hedging and trading mechanisms including sales and purchases utilizing NYMEX-related commodity market transactions. These marketing activities have provided an effective balance in managing a portion of the Company's exposure to commodity price risks for both natural gas and crude oil and condensate wellhead prices.



                                USE OF PROCEEDS


     The Company intends to apply any net proceeds it receives from the sale of the Securities to its general funds to be used for general corporate purposes, including in certain circumstances to retire outstanding indebtedness. Any specific allocations of the proceeds to a particular purpose that has been made at the date of any Prospectus Supplement will be described therein. The Company will not receive any of the proceeds of the sale of Common Stock by the Selling Stockholder.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                SIX MONTHS                                   YEAR ENDED DECEMBER 31,
                                   ENDED                        ------------------------------------------------
                               JUNE 30, 1996        1995             1994             1993             1992             1991
                               -------------       ------           ------            -----            -----            -----
Ratio of Earnings to Fixed
  Charges.....................     10.31            10.64           11.12             7.95             3.95             2.21

     For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus interest, net of amounts capitalized. Fixed charges consist of interest on debt including amounts capitalized, amortization of debt discount and issuance expense and that portion of rental expense determined to be representative of interest.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate (the "Offered Debt Securities"). The particular terms of the Offered Debt Securities and the extent, if any, to which such general provisions may apply to the Offered Debt Securities are described in the Prospectus Supplement relating to such Offered Securities.

     The Debt Securities will be unsecured obligations of the Company issued under an Indenture (the "Indenture") between the Company and Texas Commerce Bank National Association, as Trustee (the "Trustee"), dated as of September 1, 1991. The following statements are summaries of certain provisions contained in the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. They do not purport to be complete statements of all the terms and provisions of the Indenture, and reference is hereby made to the Indenture for full and complete statements of such terms and provisions, including the definitions of certain terms used herein. Wherever reference is made in the following statements to a particular section of the Indenture, such section shall be deemed to be incorporated in such statements as a part thereof, and such statements are qualified in their entirety by such reference. The italicized references below are to the section numbers in the Indenture.

GENERAL

     The Indenture does not limit the aggregate principal amount of unsecured debentures, notes or other evidences of indebtedness of the Company which may be issued thereunder from time to time in one or more series by the Company, and the Company may in the future issue additional securities (in addition to the Debt Securities) under the Indenture. Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities: (i) the title of the Offered Debt Securities; (ii) any limit upon the aggregate principal amount of the Offered Debt Securities; (iii) the date or dates on which the principal of the Offered Debt Securities is payable; (iv) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which the Offered Debt Securities shall bear interest, if any, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of (and premium, if any) and interest on Offered Debt Securities shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions upon which Offered Debt Securities may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option; (vii) the obligation, if any, and the option, if any, of the Company to redeem, purchase or repay Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Offered Debt Securities shall be redeemed, purchased or repaid in whole or in part, pursuant to such obligation or option; (viii) whether the Offered Debt Securities are to be issued in whole or in part in the form of one or more permanent global securities and, if so, the identity of the depositary for such permanent global securities; (ix) any trustees, paying agents, transfer agents or registrars with respect to Offered Debt Securities; and (x) any other term of the Offered Debt Securities (which term shall not be inconsistent with the provisions of the Indenture. (Section 301.)

     The Company will maintain in each place specified by the Company for payment of any series of Offered Debt Securities an office or agency where Offered Debt Securities of that series may be presented or surrendered for payment, where Offered Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Offered Debt Securities of that series and the Indenture may be served.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. (Section 302.) No service charge will be made for any transfer or exchange of such Offered Debt

Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto. (Section 305.)

     Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any Prospectus Supplement relating thereto. "Original Issue Discount Securities" means any security which provides for an amount less than the principal amount thereof to be due and payable upon a Event of Default and the continuation thereof. (Section 101.)

     Unless otherwise indicated in a Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities would not necessarily afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders.

PERMANENT GLOBAL DEBT SECURITIES

     If any Offered Debt Securities are issuable in permanent global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Debt Security may exchange such interests for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. (Section 305.) Principal of and any premium and interest on a permanent global Debt Security will be payable in the manner described in the applicable Prospectus Supplement.

LIMITATIONS ON LIENS

     The Indenture provides that so long as any of the securities issued under the Indenture (including the Debt Securities) are outstanding, the Company will not, and will not permit any Subsidiary to, create or suffer to exist, except in favor of the Company or any Subsidiary, any Lien upon any Principal Property at any time owned by it, to secure any Funded Debt of the Company or any Subsidiary, unless effective provision is made whereby outstanding securities issued under the Indenture (including the Debt Securities) will be equally and ratably secured with any and all such Funded Debt and with any other indebtedness similarly entitled to be equally and ratably secured. This restriction does not apply to prevent the creation or existence of any: (a) Acquisition Lien or Permitted Encumbrance; or (b) Lien created or assumed by the Company or a Subsidiary in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of such security pursuant to the Internal Revenue Code of 1986, as amended, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by the Company or a Subsidiary. In case the Company or any Subsidiary shall propose to create or permit to exist a Lien on any Principal Property at any time owned by it to secure any Funded Debt of the Company or any Subsidiary, other than Funded Debt permitted to be secured under clauses (a) or
(b) above, the Company will prior thereto give written notice thereof to the Trustee, and the Company will, or will cause such Subsidiary to, prior to or simultaneously with such creation or permission to exist, by supplemental indenture executed to the Trustee (or to the extent legally necessary to another trustee or additional or separate trustee), in form satisfactory to the Trustee, effectively secure all the securities issued under the Indenture equally and ratably with such Funded Debt and any other indebtedness entitled to be equally and ratably secured.

     Notwithstanding the foregoing, the Company or a Subsidiary may issue, assume or guarantee Funded Debt secured by a Lien which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Funded Debt of the Company or a Subsidiary secured by a Lien which (if originally issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including Funded Debt permitted to be secured under the foregoing exception), does not at the time exceed 10% of the Consolidated Net Tangible Assets of the Company, as shown on the audited consolidated financial statements of the Company as of the end of the fiscal year preceding the date of determination. (Section 1007.)

     The holder of more than 50% in principal amount of the outstanding securities issued under the Indenture (including the Debt Securities) may waive compliance by the Company with the covenant contained in Section 1007 of the Indenture (and certain other covenants of the Company). (Section 1009.)

     The Indenture defines the term "Subsidiary" to mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. The term "Principal Property" is defined to mean any property interest in oil and gas reserves located in the United States or offshore the United States and owned by the Company or any Subsidiary and which is capable of producing crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances in paying quantities, the net book value of which property interest exceeds two (2) percent of Consolidated Net Tangible Assets, except any such property interest or interests that in the opinion of the Board of Directors is not of material importance to the total business conducted by the Company and its Subsidiaries as a whole. Without limitation, the term "Principal Property" shall not include (i) accounts receivable and other obligations of any obligor under a contract for the sale, exploration, production, drilling, development, processing or transportation of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances by the Company or any of its Subsidiaries, and all related rights of the Company or any of its Subsidiaries, and all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character supporting or securing payment of such receivables or obligations, or (ii) the production or any proceeds from production of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances. (Section 101.)

     The term "indebtedness," as applied to the Company or any Subsidiaries, is defined to mean bonds, debentures, notes and other instruments representing obligations created or assumed by any such corporation for the repayment of money borrowed (other than unamortized debt discount or premium). All indebtedness secured by a Lien upon property owned by the Company or any Subsidiary and upon which indebtedness any such corporation customarily pays interest, although any such corporation has not assumed or become liable for the payment of such indebtedness, is also deemed to be indebtedness of any such corporation. All indebtedness for money borrowed incurred by other persons which is directly guaranteed as to payment of principal by the Company or any Subsidiary is for all purposes of the Indenture deemed to be indebtedness of any such corporation, but no other contingent obligation of any such corporation in respect of indebtedness incurred by other persons is for any purpose deemed indebtedness of such corporation. Indebtedness of the Company or any Subsidiary does not include (i) any amount representing capitalized lease obligations; (ii) indirect guarantees or other contingent obligations in connection with the indebtedness of others, including agreements, contingent or otherwise, with such persons or with third persons, with respect to, or to permit or ensure the payment of, obligations of such other persons, including, without limitation, agreements to purchase or repurchase obligations of such other persons, to advance or supply funds to or to invest in such other persons, or agreements to pay for property, products or services of such other persons (whether or not conferred, delivered or rendered), and any demand charge, throughput, take-or-pay, keep-well, make-whole, cash deficiency, maintenance of working capital or earnings or similar agreements; and (iii) any guarantees with respect to lease or other similar periodic payments to be made by other persons. (Section 101.)

     The term "Funded Debt" as applied to the Company or any Subsidiary is defined to mean all indebtedness incurred, created, assumed or guaranteed by the Company or any Subsidiary, or upon which such corporation customarily pays interest charges, which matures, or is renewable by such corporation to a date, more than one year after the date as of which Funded Debt is being determined. (Section 101.)

     "Lien" is defined to mean any mortgage, pledge, lien, security interest or similar charge or encumbrance. (Section 101.) "Acquisition Lien" is defined to mean any (i) Lien upon any property acquired before or after the date of the Indenture, created at the time of acquisition or within one year thereafter to secure all or a portion of the purchase price thereof, or existing thereon at the date of acquisition, whether or not assumed by the Company or any Subsidiary, provided that any such Lien applies only to the property so acquired and fixed improvements thereon, (ii) Lien upon any property acquired before or after the date of the Indenture by any corporation that is or becomes a Subsidiary after the date of the Indenture ("Acquired Entity"), provided that any such Lien (1) shall either (A) exist prior to the time the Acquired Entity becomes a Subsidiary or (B) be created at the time the Acquired Entity becomes a Subsidiary or within one year thereafter to secure all or a portion of the acquisition price thereof and (2) shall only apply to those properties owned by the Acquired Entity at the time it becomes a subsidiary or thereafter acquired by it from sources other than the Company or any other Subsidiary, and (iii) any extension, renewal or refunding, in whole or in part, of any Lien permitted by clause (i) or (ii) above, if limited to the same property or any portion thereof subject to, and securing not more than the amount secured by, the Lien extended, renewed or refunded. (Section 101.)

     "Permitted Encumbrance" is defined to mean any (a) Lien reserved in any oil, gas or other mineral lease for rent, royalty or delay rental under such lease and for compliance with the terms of such lease; (b) Lien for any judgments or attachments in an aggregate amount not in excess of $10,000,000, or Lien for any judgment or attachment the execution or enforcement of which has been stayed or which has been appealed and secured, if necessary, by the filing of an appeal bond; (c) sale or other transfer of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances in place, or the future production thereof, for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of money or a specified amount of such crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances or the sale or other transfer of any other interest in property of the character commonly referred to as a "production payment," "overriding royalty," "net profits interest," "royalty" or similar burden on any oil and gas property or mineral interest owned by the Company or any Subsidiary; (d) Lien consisting of or reserved in any (i) grant or conveyance in the nature of a farm-out or conditional assignment to the Company or any Subsidiary entered into in the ordinary course of business to secure any undertaking of the Company or any Subsidiary in such grant or conveyance, (ii) interest of an assignee in any proved undeveloped lease or proved undeveloped portion of any producing property transferred to such assignee for the purpose of the development of such lease or property, (iii) unitization or pooling agreement or declaration, (iv) contract for the sale, purchase, exchange or processing of production, or (v) operating agreement, area of mutual interest agreement and other agreement which is customary in the oil and gas business and which agreement does not materially detract from the value, or materially impair the use of, the properties affected thereby; (e) Lien arising out of any forward contract, futures contract, swap agreement or other commodities contract entered into by the Company or any Subsidiary; (f) Lien on any oil and gas property of the Company or any Subsidiary thereof, or on production therefrom, to secure any liability of the Company or such Subsidiary for all or part of the Development Cost for such property under any joint operating, drilling or similar agreement for exploration, drilling or development of such property, or any renewal or extension of such Lien; or (g) certain other Liens as described in the Indenture. (Section 101.)

MODIFICATION OF THE INDENTURE

     With certain exceptions, the Indenture provides that, with the consent of the holders of more than 50% in principal amount of all outstanding securities issued under the Indenture (the "Indenture Securities") (including, where applicable, the Debt Securities) affected thereby, the Company and the Trustee may enter into a supplemental indenture for the purpose of adding to, changing or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of Indenture Securities. Notwithstanding the foregoing, the consent of the holder of each outstanding Indenture Security affected thereby will be required to: (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Indenture Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any Place of Payment where, or change the coin or currency in which, any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date); (b) reduce the percentage in principal amount of the outstanding Indenture Securities of any series, the consent of whose holders is required for any supplemental indenture or for any waiver provided for in the Indenture; or
(c) with certain exceptions, modify any of the provisions of the section of the Indenture which concern waiver of past defaults, waiver of certain covenants or consent to supplemental indentures, except to increase the percentage of principal amount of Indenture Securities of any series, the holders of which are required to effect such waiver or consent or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Indenture Security affected thereby. The Indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Indenture Securities, or which modifies the rights of the holders of Indenture Securities of such series with respect to such covenant or other provision shall be deemed not to affect the rights under the Indenture of the holder of Indenture Securities of any other series. (Section 902.)

EVENTS OF DEFAULT AND RIGHTS UPON DEFAULT

     Under the Indenture, the term "Event of Default" with respect to any series of Indenture Securities, means any one of the following events which shall have occurred and is continuing: (a) default in the payment of any interest upon any Indenture Security of that series when it becomes due and payable or default in the payment of any mandatory sinking fund payment provided for by the terms of any series of Indenture Securities, and continuance of such default for a period of 30 days; (b) default in the payment of the principal of (or premium, if any, on) any Indenture Security of that series at its Maturity; (c) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is otherwise specifically dealt with in the Indenture or which has been expressly included in the Indenture solely for the benefit of one or more series of Indenture Securities other than that series), and continuance of such default or breach for 60 days after there has been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in principal amount of all outstanding Indenture Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; or (d) certain events involving the Company in bankruptcy, receivership or other insolvency proceedings or an assignment for the benefit of creditors (Section 501.)

     If an Event of Default described in clause (a) or (b) in the foregoing paragraph has occurred and is continuing with respect to Indenture Securities of any series, the Indenture provides that the Trustee or the holders of not less than 25% in principal amount of the outstanding Indenture Securities of that series may declare the principal amount of all of the Indenture Securities of that series to be due and payable immediately, and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default described in clause (c) or (d) of the foregoing paragraph occurs and is continuing, the Trustee or the holders of not less that 25% in principal amount of all of the Indenture Securities then outstanding may declare the principal amount of all of the Indenture Securities to be due and payable immediately, and upon any such declaration such principal amount shall become immediately due and payable. (Section 502.)

     A default under other indebtedness of the Company is not an Event of Default under the Indenture, and an Event of Default under one series of Indenture Securities will not necessarily be an Event of Default under another series.

     At any time after such a declaration of acceleration with respect to Indenture Securities of any series (or of all series, as the case may be) has been made and before judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding Indenture Securities of that series (or of all series, as the case may be) may rescind and annul such declaration and its consequences, if subject to certain conditions, all Events of Default with respect to Indenture Securities of that series (or of all series, as the case may be), other than the non-payment of the principal of the Indenture Securities due solely by such declaration of acceleration, have been cured or waived and all payments due (other than by acceleration) have been paid or deposited with the Trustee. (Section 502.) With certain exceptions, the holders of not less than a majority in principal amount of the outstanding Indenture Securities of any series, on behalf of the holders of all the Indenture Securities of such series, may waive any past default described in clause (a) or (b) of the first paragraph of this heading "Events of Default and Rights Upon Default" (or, in the case of a default described in clause (c) or (d) of such paragraph, the holders of a majority in principal amount of all outstanding Indenture Securities may waive any such past default), and its consequences, except a default (a) in the payment of the principal of (or premium, if any) or interest on any Indenture Security, or (b) in respect to a covenant or provision of the Indenture which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Indenture Security of such series affected. (Section 513.)

     The holders of not less than a majority in principal amount of the Indenture Securities of any series at the time outstanding are empowered under the terms of the Indenture, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 512.)

     The Indenture further provides that no holder of an Indenture Security of any series may enforce the Indenture except in the case of failure by the Trustee to act for 60 days after notice of a continuing Event of Default with respect to the Indenture Securities of that series and after request by the holders of not less than 25% in principal amount of the outstanding Indenture Securities of such series and the offer to the Trustee of reasonable indemnity, but this provision will not prevent a holder of any Indenture Security from enforcing the payment of the principal of, and interest on, such holder's Indenture Security. (Section 507 and 508.)

     The Indenture requires that the Company deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate, stating whether to the best knowledge of the signers thereof the Company is in default in the performance and observance of certain of the terms of the Indenture, and if so, specifying each such default and the nature and status thereof of which the signers may have knowledge. (Section 1008.)

DISCHARGE OF INDENTURE

     With certain exceptions, the Company may discharge its obligations under the Indenture with respect to any series of Indenture Securities by (i) paying or causing to be paid the principal of (and premium, if any) and interest on all the Indenture Securities of such series outstanding, as and when the same shall become due and payable; (ii) delivering to the Trustee all outstanding Indenture Securities of such series for cancellation; or (iii) entering into an agreement in form and substance satisfactory to the Company and the Trustee providing for the creation of an escrow fund and depositing in trust with the Trustee, as escrow agent of such fund, sufficient funds in cash and/or Eligible Obligations and/or U.S. Government Obligations, maturing as to principal and interest in such amounts and at such times, as will be sufficient to pay at the Stated Maturity or Redemption Date all such Indenture Securities of such series not previously delivered to the Trustee for cancellation, including principal (and premium, if any) and interest to the Stated Maturity or Redemption Date. (Section 401.)

     The Indenture defines "Eligible Obligations" to mean interest bearing obligations as a result of the deposit of which the Indenture Securities are rated in the highest generic long-term debt rating category assigned to legally defeased debt by one or more nationally recognized rating agencies. (Section
101).

     For federal income tax purposes, there is a substantial risk that a legal defeasance of a series of Indenture Securities by the deposit of cash, Eligible Obligations, or U.S. Government Obligations in a trust would be characterized by the Internal Revenue Service or a court as a taxable exchange by the holders of the Indenture Securities of that series for either (i) an issue of obligations of the defeasance trust or (ii) a direct interest in the cash and/or Eligible Obligations and/or U.S. Government Obligations held in the defeasance trust. If the defeasance were so characterized, then a holder of an Indenture Security of the series defeased would be: (i) required to recognize gain or loss (which would be capital gain or loss if the Indenture Securities were held as a capital asset) at the time of the defeasance as if the Indenture Security had been sold at such time for an amount equal to the amount of cash and the fair market value of the Eligible Obligations and/or U.S. Government Obligations held in the defeasance trust; (ii) required to include in income in each taxable year the interest and any original issue discount or gain or loss attributable to either such defeasance trust obligations or such securities, as the case may be; and
(iii) subject to the market discount provisions of the Internal Revenue Code as they may pertain to such defeasance trust obligations or such securities. As a result, a holder of an Indenture Security may be required to pay taxes on any such gain or income even though such holder may not have received any cash therefrom. Prospective investors are urged to consult their own advisors as to the tax consequences of an actual or legal defeasance, including the applicability and effect of tax laws other than Federal income tax law.

CONCERNING THE TRUSTEE

     Texas Commerce Bank National Association, 712 Main Street, Houston, Texas 77002, is the Trustee under the Indenture. Such bank may from time to time also act as a depository of funds for, make loans to, and perform other services for, the Company, or its affiliates in the normal course of business. Forrest E. Hoglund, Chairman of the Board, President and Chief Executive Officer, and a Director of the Company, is also an advisory director of Texas Commerce Bank National Association.

     The holders of a majority in principal amount of the outstanding securities issued under the Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of securities issued under the Indenture, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture. The Trustee may resign at any time or may be removed by the Company. If the Trustee resigns, is removed or becomes incapable of acting as Trustee or if a vacancy occurs in the office of the Trustee for any cause, a successor Trustee shall be appointed in accordance with the provisions of the Indenture.

     If the Trustee shall have or acquire any "conflicting interest" within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture. (Section 608.) The Trust Indenture Act also contains certain limitations on the right of the Trustee, as a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of such claims, as security or otherwise. (Section 613.)

                            THE SELLING STOCKHOLDER


                                                           BENEFICIAL OWNERSHIP(1)
                                                           ------------------------     SHARES TO
                  SELLING STOCKHOLDER                       SHARES       PERCENTAGE      BE SOLD
- --------------------------------------------------------   ---------     ----------     ----------
Enron Corp..............................................   93,770,000      58.7%           (2)


- ---------------


(1) Enron Corp. has previously issued certain Exchangeable Notes, which at maturity may be exchanged for no more than 10,500,000 shares of Common Stock owned by Enron Corp., subject to adjustment under certain circumstances and to Enron Corp.'s option to pay an amount in cash in lieu of such mandatory exchange. The shares that may be delivered upon exchange therefor are beneficially owned by Enron Corp. until such time, if any, as they are delivered at maturity of the Exchangeable Notes. If the maximum number of shares of Common Stock are delivered at maturity of the Exchangeable Notes, Enron Corp. will beneficially own 83,270,000 shares of Common Stock or approximately 52.1% of the outstanding shares.



(2) Enron Corp. may sell from time to time a number of shares of Common Stock totaling up to an aggregate initial offering price of no greater than $400 million. Based upon the last reported sale price of the Common Stock of $26.00 per share on the New York Stock Exchange Composite Tape on September 9, 1996, the Selling Stockholder would be permitted to sell up to approximately 15,384,615 million shares of Common Stock hereunder. If the maximum number of shares of Common Stock are sold hereunder (based upon the last reported sale price on September 9, 1996), Enron Corp. would own approximately 49% of the outstanding shares after such sale.

                RELATIONSHIP BETWEEN THE COMPANY AND ENRON CORP.


     Through its ability to elect all of the directors of the Company, Enron Corp. has the ability to control all matters relating to the management and policies of the Company. The nature of the respective businesses of the Company and Enron Corp. and its affiliates is such as to potentially give rise to conflicts of interest between the two companies. The Company and Enron Corp. and its affiliates have in the past entered into material intercompany transactions and agreements incident to their respective businesses, and they may be expected to enter into transactions and agreements in the future. The Company believes that its existing transactions and agreements with Enron Corp. and its affiliates have been at least as favorable to the Company as could be obtained from third parties, and the Company intends that the terms of any future transactions and agreements between the Company and Enron Corp. and its affiliates will be at least favorable to the Company as could be obtained from third parties. In connection with the finance and trading business of Enron Capital & Trade Resources Corp. ("ECT"), affiliates of ECT may make investments in the debt or equity of companies engaged in the exploration for, and the development, production and marketing of, natural gas and crude oil. Conflicts may arise between these companies and the Company, and Enron Corp. will be required to resolve such conflicts in a manner that is consistent with its fiduciary and contractual duties to other investors in these companies and its fiduciary duties to the Company.

                          DESCRIPTION OF COMMON STOCK

AUTHORIZED AND OUTSTANDING CAPITAL STOCK


     The authorized capital stock of the Company consists of 320,000,000 shares of Common Stock, $.01 par value, of which 159,849,840 shares were outstanding on September 1, 1996. The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Restated Certificate of Incorporation of the Company, as amended, a copy of which is filed as an exhibit to the Registration Statements of which this Prospectus is a part.


     The Common Stock possesses ordinary voting rights for the election of directors and in respect to other corporate matters, each share being entitled to one vote. There are no cumulative voting rights, meaning that the holders of a majority of the shares voting for the election of directors can elect all the directors if they choose to do so. The Common Stock carries no preemptive rights and is not convertible, redeemable or assessable, or entitled to the benefits of any sinking fund. The holders of Common Stock are entitled to dividends in such amounts and at such times as may be declared by the Board of Directors out of funds legally available therefor.

     Upon liquidation or dissolution, holders of Common Stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any corporate debts. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.

     The transfer agent and registrar of the Common Stock is First Chicago Trust Company of New York, Jersey City, New Jersey.

LIMITATION ON DIRECTORS' LIABILITY

     Delaware corporation law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by such laws, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. The Delaware laws enable corporations to limit available relief to equitable remedies such as injunction or rescission. The Restated Certificate of Incorporation, as amended, of the Company limits the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the Delaware law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     This provision in the Restated Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

                              PLAN OF DISTRIBUTION


     The Company and/or the Selling Stockholder may sell the Securities offered hereby (i) through underwriters, brokers, dealers or agents; or (ii) directly to purchasers. In addition, the Selling Stockholder may sell any shares of Common Stock offered hereby from time to time in transactions (including block transactions in which the Selling Stockholder is the seller) on the NYSE or any other exchange on which the Common Stock may be traded, or in the over-the-counter market. The Selling Stockholder may also sell shares of Common Stock in special offerings, exchange distributions or secondary distributions in accordance with the rules of the NYSE or such other exchange, in negotiated transactions, including through the writing of call options or the purchase of put options on shares of the Common Stock (whether such options are listed on an options exchange or otherwise), pursuant to Rule 144, or otherwise. The Selling Stockholder may effect such transactions by selling shares of the Common Stock to or through underwriters, dealers, brokers or agents. Such underwriters, dealers, brokers or agents may sell such shares to institutional purchasers in one or more transactions (including block transactions) on the NYSE or otherwise. Any sales of the Securities may be made at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. If required in connection with a particular offering of Securities, a Prospectus Supplement with respect to such offering of Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters, dealers, brokers or agents, the purchase price of the Securities and the proceeds to the Company and/or the Selling Stockholder from such sale, any delayed delivery arrangements, any underwriting discounts and commissions and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.


     If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with the sale of the Securities, underwriters, brokers, dealers or agents may be deemed to have received compensation from the Company or the Selling Stockholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent or to whom they may sell as principal. Underwriters or agents may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered if any are purchased.


     If dealers are utilized in the sale of Securities, the Company and/or the Selling Stockholder will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. To the extent required, the names of dealers or brokers acting as dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.



     The Securities may be sold directly by the Company and/or the Selling Stockholder or through agents designated by the Company and/or the Selling Stockholder from time to time. To the extent required, any agent involved in the offer or sale of the Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company and/or the Selling Stockholder to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company and/or the Selling Stockholder will authorize agents, underwriters, brokers or dealers to solicit offers from certain types of institutions to purchase Securities from the Company and/or the Selling Stockholder at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     The Securities (other than the Common Stock), when first issued, will have no established trading market. Any underwriters or agents to or through whom Securities are sold by the Company or the Selling Stockholder for public offering and sale may make a market in such Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such Securities.

     Agents, brokers, dealers and underwriters may be entitled under agreements with the Company and/or the Selling Stockholder to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, brokers, dealers or underwriters may be required to make in respect thereof. Agents, brokers, dealers and underwriters may be customers of, engage in transactions with or perform services for the Company or the Selling Stockholder in the ordinary course of business.

                             VALIDITY OF SECURITIES

     The validity of the Securities offered hereby will be passed upon for the Company by Barry Hunsaker, Jr., Esq., Senior Vice President and General Counsel of the Company, and for the Underwriters by Bracewell & Patterson, L.L.P. Mr. Hunsaker owns substantially less than 1% of the outstanding shares of Common Stock. Bracewell & Patterson, L.L.P. provides services to the Company and to Enron Corp. and certain of its subsidiaries and affiliates on matters unrelated to the offering of the Securities.

                                    EXPERTS

     The consolidated financial statements and schedule included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The letter report of DeGolyer and MacNaughton, independent petroleum consultants, included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and the estimates from the reports of that firm appearing in such Annual Report, are incorporated by reference herein on the authority of said firm as experts in petroleum engineering and in giving such reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth those expenses to be incurred by the Company in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission registration fee, all amounts shown are estimates.

    Filing Fee for Registration Statement.....................................  $ 51,725
    Legal Fees and Expenses...................................................    20,000
    Accounting Fees and Expenses..............................................    25,000
    Transfer Agent's Fees and Expenses........................................    15,000
    Blue Sky Fees and Expenses................................................    25,000
    Printing and Engraving Expenses...........................................    50,000
    Miscellaneous.............................................................    13,275
                                                                                --------
    Total.....................................................................  $200,000
                                                                                ========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Restated Certificate of Incorporation, as amended, of the Company (the "Corporation" therein) contains the following provisions relating to indemnification of directors and officers, namely:

          "Eighth: A.1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          2. The foregoing provisions of this Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Restated Certificate of Incorporation. Any repeal or amendment of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article, a director shall not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Law enacted that further limits the liability of a director.

          B.1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph 2. hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          2. If a claim under paragraph B.1. of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          4. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          5. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer, employee and agent of the Corporation, and may nevertheless indemnify and hold harmless each employee and agent of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

          6. For purposes of this Article, reference to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the

     Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued."


     The Form of Underwriting Agreement filed as Exhibit 1(a) hereto, under certain specified circumstances, provides for indemnification by the Underwriters of the directors, officers and controlling persons of the Company.


     The Company has purchased liability insurance policies covering the directors and officers of the Company to provide protection where the Company cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

ITEM 16. EXHIBITS


     EXHIBIT NO.                                   DESCRIPTION
- ---------------------------------------------------------------------------------------------
        *1(a)        -- Form of Underwriting Agreement -- Debt Securities (Exhibit 1 to Form
                        S-3 Registration Statement No. 33-42640, filed September 6, 1991).
          1(b)       -- Form of Agency Agreement for Sales of Common Stock of Enron Oil & Gas
                        Company.
        *3(a)        -- Restated Certificate of Incorporation of Enron Oil & Gas Company
                        (Exhibit 3.1 to Form S-1 Registration Statement No. 33-30678, filed
                        August 24, 1989).
        *3(b)        -- Certificate of Amendment of Restated Certificate of Incorporation of
                        Enron Oil & Gas Company (Exhibit 4.1(b) to Form S-8 Registration
                        Statement No. 33-52201, filed February 8, 1994).
        *3(c)        -- Certificate of Amendment of Restated Certificate of Incorporation of
                        Enron Oil & Gas Company (Exhibit 4.1(c) to Form S-8 Registration
                        Statement No. 33-58103, filed March 15, 1995).
       **3(d)        -- Certificate of Amendment of Restated Certificate of Incorporation of
                        Enron Oil & Gas Company, dated June 11, 1996.
        *3(e)        -- Bylaws of Enron Oil & Gas Company (Exhibit 3.2 to Enron Oil & Gas
                        Company Annual Report on Form 10-K for the year ended December 31,
                        1995).
        *4(a)        -- Form of Indenture dated as of September 1, 1991, between Enron Oil &
                        Gas Company and Texas Commerce Bank National Association (Exhibit
                        4(a) to Registration Statement No. 33-42640, filed September 6,
                        1991).
        *4(b)        -- Form of Debt Security, included in Exhibit 4(a).
        *4(c)        -- Specimen of Certificate evidencing the Common Stock (Exhibit 3.3 to
                        Form S-1 Registration Statement No. 33-30678, filed August 24, 1989).
       **5           -- Opinion of Barry Hunsaker, Jr., Esq., Senior Vice President and
                        General Counsel of Enron Oil & Gas Company.
      **12           -- Computation of Ratios of Earnings to Fixed Charges.
      **23(a)        -- Consent of Arthur Andersen LLP.
      **23(b)        -- Consent of DeGolyer and MacNaughton.

     EXHIBIT NO.                                   DESCRIPTION
- ---------------------------------------------------------------------------------------------
      **23(c)        -- The consent of Barry Hunsaker, Jr., Esq. is contained in his opinion filed as Exhibit 5 hereto.
      **24           -- Powers of Attorney.
      **25           -- Form T-1 Statement of Eligibility under the Trust Indenture Act of
                        1939 of Texas Commerce Bank National Association.


- ------------------

 * Incorporated by reference as indicated.

** Previously filed.


ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to each Registration Statement:

             (i) To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of each Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Enron Oil & Gas Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 10th day of September, 1996.


                                            ENRON OIL & GAS COMPANY
                                            (Registrant)

                                            By:     /s/ WALTER C. WILSON
                                                -------------------------------
                                                     (Walter C. Wilson)
                                              Senior Vice President and Chief
                                                     Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities with Enron Oil & Gas Company indicated and on the 10th day of September, 1996.


                  SIGNATURE                                        TITLE
- ---------------------------------------------  ----------------------------------------------
               /s/ FORREST E. HOGLUND          Chairman of the Board, President and Chief
           ----------------------------           Executive Officer and Director
                 (Forrest E. Hoglund)             (Principal Executive Officer)


                 /s/ WALTER C. WILSON          Senior Vice President and Chief Financial
           ----------------------------           Officer (Principal Financial Officer)
                  (Walter C. Wilson)

                     /s/ BEN B. BOYD           Vice President and Controller
           ----------------------------           (Principal Accounting Officer)
                    (Ben B. Boyd)

                      FRED C. ACKMAN*          Director
            ----------------------------
                 (Fred C. Ackman)

                    RICHARD D. KINDER*         Director
           ----------------------------
                 (Richard D. Kinder)

                      KENNETH L. LAY*          Director
           ----------------------------
                 (Kenneth L. Lay)

                EDWARD RANDALL, III*           Director
           ----------------------------
             (Edward Randall, III)

       *By      /s/ ANGUS H. DAVIS
           ----------------------------
              (Angus H. Davis)
  (Attorney-in-fact for persons indicated)

                               INDEX TO EXHIBITS


  EXHIBIT
  NUMBER                                DESCRIPTION
- ---------------------------------------------------------------------------------
  *1(a)    -- Form of Underwriting Agreement -- Debt Securities (Exhibit 1 to
              Form S-3 Registration Statement No. 33-42640, filed September 6,
              1991).
   1(b)    -- Form of Agency Agreement for Sales of Common Stock of Enron Oil &
              Gas Company.
  *3(a)    -- Restated Certificate of Incorporation of Enron Oil & Gas Company
              (Exhibit 3.1 to Form S-1 Registration Statement No. 33-30678, filed
              August 24, 1989).
  *3(b)    -- Certificate of Amendment of Restated Certificate of Incorporation
              of Enron Oil & Gas Company (Exhibit 4.1(b) to Form S-8 Registration
              Statement No. 33-52201, filed February 8, 1994).
  *3(c)    -- Certificate of Amendment of Restated Certificate of Incorporation
              of Enron Oil & Gas Company (Exhibit 4.1(c) to Form S-8 Registration
              Statement No. 33-58103, filed March 15, 1995).
 **3(d)    -- Certificate of Amendment of Restated Certificate of Incorporation
              of Enron Oil & Gas Company, dated June 11, 1996.
  *3(e)    -- Bylaws of Enron Oil & Gas Company (Exhibit 3.2 to Enron Oil & Gas
              Company Annual Report on Form 10-K for the year ended December 31,
              1995).
  *4(a)    -- Form of Indenture dated as of September 1, 1991, between Enron Oil
              & Gas Company and Texas Commerce Bank National Association (Exhibit
              4(a) to Registration Statement No. 33-42640, filed September 6,
              1991).
  *4(b)    -- Form of Debt Security, included in Exhibit 4(a).
  *4(c)    -- Specimen of Certificate evidencing the Common Stock (Exhibit 3.3 to
              Form S-1 Registration Statement No. 33-30678, filed August 24,
              1989).
 **5       -- Opinion of Barry Hunsaker, Jr., Esq., Senior Vice President and
              General Counsel of Enron Oil & Gas Company.
**12       -- Computation of Ratios of Earnings to Fixed Charges.
**23(a)    -- Consent of Arthur Andersen LLP.
**23(b)    -- Consent of DeGolyer and MacNaughton.
**23(c)    -- The consent of Barry Hunsaker, Jr., Esq. is contained in his opinion filed as Exhibit 5 hereto.
**24       -- Powers of Attorney.
**25       -- Form T-1 Statement of Eligibility under the Trust Indenture Act of
              1939 of Texas Commerce Bank National Association.


- ---------------

 * Incorporated by reference as indicated.

** Previously filed.